UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

EXELON CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EXELON CORPORATION
10 South Dearborn Street
P.O. Box 805379
Chicago, Illinois 60680-5379

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, APRIL 28, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Exelon Corporation (the “Company”), dated March 18, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, April 28, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about March 27, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 28, 2020

To the Shareholders of EXELON CORPORATION:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and concerns about in-person gatherings, in order to support the health and well-being of our employees and shareholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of Exelon Corporation (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Tuesday, April 28, 2020 at 9:00 a.m., Eastern Time. In light of the public health concerns, the Annual Meeting will be held in a virtual meeting format only, via webcast. You will not be able to attend the Annual Meeting in person.

We have designed the format of the Annual Meeting to ensure that shareholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure shareholder access and participation. As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 2, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee.

Access to Virtual Meeting and Log-in Instructions

To be admitted to the Annual Meeting, go to www.virtualshareholdermeeting.com/EXC2020 and enter the 16-digit control number found on your proxy card, voting instruction form or notice you previously received. The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m., Eastern Time. Online access to the webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in. We encourage you to access the meeting in advance of the designated start time.

Submitting Questions at the Annual Meeting

Shareholders who would like to submit questions in writing in advance of the Annual Meeting can do so by visiting www.proxyvote.com using your 16-digit control number. Shareholders participating in the Annual Meeting live via webcast may also submit questions in writing through the virtual meeting platform during the Annual Meeting.

Voting Matters

Vote by Internet BEFORE the meeting	Go to www.proxyvote.com to vote by 11:59pm ET on April 27, 2020.
Vote by Internet DURING the meeting	Go to ww.virtualshareholdermeeting.com/EXC2020 Shareholders may attend the meeting via the Internet and vote during the meeting by following the instructions on the meeting website.
Vote by Phone	Call toll-free 1-800-690-6903 to vote.
Vote by Mail	Mark, sign, and date your latest proxy card and return it in the postage-paid envelope we have provided.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, you do not need to take any action unless you wish to change your vote.

By Order of the Board of Directors,

Thomas S. O’Neill
Senior Vice President, General Counsel & Corporate Secretary
March 27, 2020

The Annual Meeting on April 28, 2020 at 9:00 a.m. ET is available at www.virtualshareholdermeeting.com/EXC2020.

The Proxy Statement and the Company’s Annual Report on Form 10-K for 2019 are available at www.proxyvote.com. These materials are also available on our Investor Relations website at https://www.exeloncorp.com/investor-relations.